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                                  EXHIBIT 10.24


                              EMPLOYMENT AGREEMENT

This Agreement is made as of the 30th day of July, 2004, by RADNET MANAGEMENT, INC., a California corporation ("Radnet") and Mark Stolper ("MS"). Radnet by this Agreement employs MS and MS accepts employment on the terms and conditions set forth herein.

         1. PARTIES. Radnet is a California corporation engaged in the ownership and operation of medical imaging centers and providing all management services for the centers and for Primedex Health Systems, Inc. MS is skilled in financial matters and is qualified to be a chief financial officer of a public company engaged in the business of Radnet, its parent and affiliated entities.

         2. FULL-TIME EMPLOYMENT. MS, during the period of employment, agrees to devote his full-time, attention, skill, and efforts to the performance of duties on behalf of Radnet and to maintain and improve the business of Radnet.

         3. SERVICES.

         a) MS shall serve as the Chief Financial Officer of Radnet, its parent and affiliated entities performing services at the Corporate Offices, 1510 Cotner Avenue, Los Angeles, California. MS shall supervise all Radnet financial matters, at all times conducting himself in accordance with the highest degree of professional competency. In this regard, MS agrees to be bound by and to follow the attached Code of Financial Ethics.

         b) MS shall abide by and be subject to the Radnet Employee Manual, as it may be modified from time to time.

         4. SALARY.

         a) As compensation for the services to be rendered by MS, Radnet shall pay to MS a fixed salary at the rate per annum of Two Hundred Fifteen Thousand Dollars ($215,000), payable during the first twelve (12) months of the term hereunder, Two Hundred Fifty Thousand Dollars ($250,000) during the second twelve (12) months of the term hereunder and each twelve (12) months thereafter, payable in equal installments every two (2) weeks on the Radnet regularly scheduled pay dates, provided that if the employment shall terminate for any reason on any date other than a regularly scheduled pay date of any month, then the salary currently payable shall be prorated. Nothing contained herein shall be construed as extending the term beyond that set forth in Section 8 hereinbelow.

         b) Upon execution of this Agreement, Radnet shall pay to MS a bonus of Twenty-Five Thousand Dollars ($25,000). At the end of the first twelve (12) month period of the term hereunder and provided MS has been continuously employed by Radnet hereunder during such period then and in that event, Radnet shall pay to MS a bonus of Ten Thousand Dollars ($10,000).

         5. VACATION. MS shall be entitled to take a vacation of four (4) weeks per annum during the first twelve (12) months of the term hereunder and each twelve (12) month period thereafter this Agreement remains in effect, without loss of compensation. In the event this Agreement is terminated for any reason whatsoever prior to the expiration of its term, the foregoing unused vacation time shall be prorated on a weekly basis and the compensation of MS shall be adjusted accordingly, based upon whether MS has taken vacation in excess of or less than the prorated allotment. Vacation time will no longer accrue once an aggregate of two (2) years of annual allotted vacation time has been earned and is unused for so long as such time remains unused. There shall otherwise be no carry-over of or payment for any unused vacation. As with all vacation time, the date upon which the vacation time is taken shall be determined by mutual agreement between the MS and Radnet. Nothing contained herein shall be construed as extending the term beyond that set forth in Section 8 herein below.

         6. INSURANCE. Radnet shall provide MS with group medical and dental insurance comparable to the nature and extent of such insurance provided for other executives of Radnet, provided, however, such nature and extent shall be determined by Radnet, in its sole and absolute discretion.

         7. EXPENSES. During the period of employment, MS will be reimbursed for reasonable expenses incurred on behalf of Radnet provided said expenses are approved by Radnet's management or by Radnet's Board of Directors. In addition to reimbursable expenses, MS may incur and pay in the course of employment by Radnet other necessary expenses as an executive of Radnet which he will be required personally to pay and which Radnet shall be under no obligation to


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                                                                   EXHIBIT 10.24


reimburse, including, but not limited to automobile and transportation expenses; professional, entertainment, and promotional expenses; home telephone bills; education expenses incurred for the purpose of maintaining or improving MS's professional skills; club dues and expenses of membership in civic groups, professional societies, and fraternal organizations, and all other items of reasonable and necessary professional expenses incurred by MS in the interest of better performing his services for and on behalf of Radnet. Nothing in this Paragraph shall prevent Radnet from assuming to pay or reimbursing MS, in whole or in part, for any expenses in any of the categories enumerated above, provided, however, payment or reimbursement by Radnet in any one instance shall not be deemed an amendment or modification of this Agreement, or an agreement to pay or reimburse such expenses in the future, unless agreed in writing by Radnet.

         8. TERM. The term of this Agreement shall be three (3) years starting August 1, 2004, and shall automatically renew for annual periods thereafter unless either party gives the other party written notice of the intention to not renew this Agreement at least sixty (60) days before the then upcoming renewal date. Notwithstanding the foregoing, this Agreement shall be terminated immediately upon the happening of any of the following events:

                  a) Whenever Radnet and MS shall mutually agree, in writing, to termination.

                  b) Upon the death of MS.

                  c) At the option of Radnet, if MS shall suffer a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as the inability of MS, through illness or other cause, to perform the majority of his usual duties for a period aggregating four (4) weeks in any twelve (12) month period. Such option of Radnet shall be exercised by notice in writing delivered to MS shall be effective on delivery.

                  d) For cause, including without limitation, MS's failure or refusal to perform obligations under this Agreement, whereupon Radnet may terminate this Agreement at any time on fifteen (15) days' notice to MS.

         9. WARRANT. Upon entry into this Agreement, MS shall receive a Warrant ("Warrant #1") to purchase Four Hundred Fifty Thousand (450,000) shares of the Common Stock, $.01 par value of Primedex Health Services, Inc., a New York corporation ("PMDX") and a Warrant ("Warrant #2") to purchase Two Hundred Thousand (200,000) shares of PMDX. Warrant #2 is in consideration of MS' time spent during the last six (6) months in assisting Radnet in refinancing the Company. The exercise price of both Warrants shall be the public market price of PMDX Common Stock at the close of business on the date of this Agreement. Warrant #2 shall vest in its entirety upon issuance. One Hundred Fifty Thousand (150,000) shares of Warrant #1 shall vest twelve (12) months after issuance of the Warrant, One Hundred Fifty Thousand (150,000) shares shall vest twenty-four
(24) months following issuance of Warrant #1 and One Hundred Fifty Thousand (150,000) shares shall vest thirty-six (36) months following issuance of Warrant #1. Notwithstanding the foregoing, the Warrants shall fully vest upon an event in which the equity ownership of Howard G. Berger, M.D. is reduced below twenty percent (20%). Both Warrants shall expire on the first to occur of ninety (90) days following MS leaving the employ of Radnet or five (5) years. Nothing contained herein shall be construed as extending the term of this Agreement beyond that set forth in Section 8 hereinabove.

         10. AMENDMENT. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         11. APPLICABLE LAW. This Agreement is drawn to be effective in, and shall be construed in accordance with, the laws of the State of California.

         12. WAIVER. Failure to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of any right or power at any other times.

         13. RESTRICTIVE COVENANT. MS agrees that during the term of this Agreement he will not engage in any other business duties or pursuits whatsoever, directly or indirectly, except activities approved in writing by the Radnet Board of Directors, directorships in companies not in competition with Radnet, and passive personal investments. Furthermore, MS will not, directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Radnet, and will not own or hold to any substantial degree any securities in any company competing with Radnet.


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                                                                   EXHIBIT 10.24

         14. DISCLOSURE OF INFORMATION.

                  a) MS recognizes and acknowledges that the manner in which Radnet conducts its business, specifically including, but without limitation, the fees charged, the terms and conditions of contracts with hospitals or other entities, the list of Radnet's contracting parties, as it may exist from time to time, are unique assets of Radnet's business. MS will not, during or after the term of employment, disclose the manner in which Radnet conducts its business, specifically including, but without limitation, the fees charged, the terms and conditions of contracts with hospitals or other entities, the list of Radnet's referring organizations, or any part of it to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by MS of the provisions of this Paragraph, Radnet shall be entitled to an injunction restraining MS from disclosing, in whole or in part, the manner in which Radnet conducts its business, specifically including, but without limitation, the fees charged, the terms and conditions of contracts with hospitals or other entities, the list of Radnet's referring organizations, or from rendering any services to any person, firm, corporation, association, or other entity to whom the manner in which Radnet conducts its business, specifically including, but without limitation, the fees charged, the terms and conditions of contracts with hospitals or other entities, or the referring organizations, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing in this Agreement shall be construed as prohibiting Radnet from pursuing any other remedies available to Radnet for disclosure, including the recovering of damages from MS.

                  b) MS shall not disclose to any third party, except where permitted or required by law or where such disclosure is expressly approved by Radnet in writing, any patient or medical record information regarding patients of Radnet's facilities, and MS shall comply with all federal and state laws and regulations, and all bylaws, rules, regulations, and policies of Radnet regarding the confidentiality of such information.

                  c) MS agrees to comply with the applicable provisions of the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C.
         section 1320d through d-8 ("HIPAA"), and the requirements of any regulations promulgated thereunder including without limitation the federal privacy regulations as contained in 45 CFR Part 164 (the "Federal Privacy Regulations") and the federal security standards as contained in 45 CFR Part 142 (the "Federal Security Regulations"). MS agrees not to use or further disclose any protected health information, as defined in 45 CFR 154.504, or individually identifiable health information, as defined in 42 U.S.C. section 132)d (collectively, the "Protected Health Information"), concerning a patient other than as permitted by this Agreement and the requirements of HIPAA or regulations promulgated under HIPAA including without limitation the Federal Privacy Regulations and the Federal Security Regulations. MS will utilize appropriate safeguards to prevent the use or disclosure of a patient's Protected Health Information other than as provided for by this Agreement. MS will promptly report to Radnet any use or disclosure of a patient's Protected Health Information not provided for by this Agreement or in violation of HIPAA, the Federal Privacy Regulations, or the Federal Security Regulations of which MS becomes aware. Notwithstanding the foregoing, no attorney-client, accountant-client, or other legal privilege shall be deemed waived by MS or Radnet by virtue of this Subparagraph.

                  d) The provisions of this Section 14 shall survive expiration or other termination of this Agreement, regardless of the cause of such termination.

         15. REIMBURSEMENT OF DISALLOWED COMPENSATION AND EXPENSES. In the event any expenses paid for MS or any reimbursement of expenses paid to MS shall, on audit or other examination of Radnet's income tax returns, be determined not to be allowable deductions from the gross income of Radnet, and the determination shall be acceded to by Radnet, or made final by the appropriate state or federal taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, MS shall repay to Radnet the amount of the disallowed expenses. Radnet may not waive this right to repayment.

         16. REMEDY FOR BREACH. In the event of any disputes arising out of or related to this Agreement, either party hereto shall have the right to demand that such dispute be resolved through binding arbitration in Los Angeles, California, pursuant to California Code of Civil Procedure 1280, et seq. The parties shall jointly appoint an arbitrator. If the parties fail within ten (10) days to agree on the appointment of an arbitrator, then each party shall appoint one arbitrator within three (3) days thereafter, and the two arbitrators so appointed shall together select a third arbitrator, who shall serve as the sole arbitrator of such dispute. Any arbitrator designated herein shall be a retired judge of the California Superior Court or a higher California court. Judgment upon the award rendered by the process of arbitration may be entered in any


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                                                                   EXHIBIT 10.24

court having competent jurisdiction therefor. This provision shall not be construed to prevent Radnet from obtaining injunctive relief from any competent court to prevent or remedy a breach of this Agreement by MS.

         17. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time they are personally delivered to the party to whom given or mailed by registered or certified mail, postage prepaid and properly addressed to the parties at the following address (or at such address as shall be given in the manner herein provided for notice):

         Radnet:           Radnet Management, Inc.
                           1510 Cotner Avenue
                           Los Angeles, California  90025
                           Attn: Howard G. Berger, M.D., President

         MS:               Mark Stolper
                           850 Moraga Drive, Unit 1
                           Los Angeles, California 90049

         Any notice of change of address shall be effective only on receipt.

         18. PARTIAL INVALIDITY. The invalidity or unenforceability of any term or provision or any clause of this Agreement shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         19. ASSIGNMENT. This Agreement is personal in nature, and neither of the parties shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations under this Agreement, except that Radnet may assign or transfer this Agreement to a successor corporation in the event of merger, consolidation, or transfer or sale of all or substantially all of the assets of Radnet or to a partnership in which Radnet is a general partner.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts shall together constitute and be one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        RADNET MANAGEMENT, INC.



_______________________________     By: _________________________________
Mark Stolper                            Howard G. Berger, M.D., President


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